Exhibit 12.4

Certification Pursuant to

18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Alcon, Inc., a corporation organized under the laws of Switzerland (the "Company"), for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

    the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2003 /s/ T. R. G. Sear
Timothy R. G. Sear

Chairman, President &

Chief Executive Officer

Dated: March 31, 2003 /s/ Jacqualyn A. Fouse

Jacqualyn A. Fouse

Senior Vice President,
Finance and Chief Financial
Officer

A signed original of this written statement required by Section 906 has been provided to Alcon, Inc. and will be retained by Alcon, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.